UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

ORTHO CLINICAL DIAGNOSTICS HOLDINGS PLC

(Exact name of registrant as specified in charter)

England and Wales	001-39956	98-1574150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Route 202, Raritan, New Jersey		08869
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.00001 par value	OCDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2021, Ortho-Clinical Diagnostics FinanceCo I, LLC (“Ortho FinanceCo I”), an indirectly owned receivables financing subsidiary of Ortho Clinical Diagnostics Holdings plc (the “Company”), as seller, Ortho-Clinical Diagnostics, Inc. (“Ortho”), an indirectly owned subsidiary of the Company, as master servicer, Wells Fargo Bank, N.A., as administrative agent (the “Agent”), and certain purchasers (collectively, the “purchasers”) entered into a receivables purchase agreement (the “RPA”).  Under the RPA, Ortho FinanceCo I may sell receivables to the purchasers in amounts up to a $75 million limit.  The receivables will be sold to the purchasers in consideration for the purchasers making payments of cash, which is referred to as “capital” for purposes of the RPA, to Ortho FinanceCo I in accordance with the terms of the RPA.  Ortho FinanceCo I may sell receivables to the purchasers so long as certain conditions are satisfied, including that, at any date of determination, the aggregate capital paid to Ortho FinanceCo I does not exceed a “capital coverage amount,” equal to an adjusted net receivables pool balance minus a required reserve. Each purchasers’ share of capital accrues yield at a floating rate plus an applicable margin.  All of the receivables will be paid into a collection account and on each settlement date collections on deposits therein will be distributed according to a priority of payments in the RPA.

The parties intend that the conveyance of receivables to the Agent, for the ratable benefit of the purchasers, will constitute a purchase and sale of receivables and not a pledge for security.  However, Ortho FinanceCo I has guaranteed to each purchaser and the Agent the prompt payment of the sold receivables, and to secure the prompt payment and performance of such guaranteed obligations, Ortho FinanceCo I has granted a security interest to the Agent, for the benefit of the purchasers, in all assets of Ortho FinanceCo I.   Ortho, in its capacity as master servicer under the RPA, is responsible for administering and collecting the receivables and has made customary representations, warranties, covenants and indemnities.  The Company has also provided a performance guarantee for the benefit of Ortho FinanceCo I to cause the due and punctual performance by Ortho of its obligations as master servicer.

The receivables financing facility is subject to customary events of termination for transactions of this type and, in addition, includes a financial covenant termination event if the “first lien net leverage ratio,” calculated as of the last day of each fiscal quarter, of the Company exceeds (i) 6.00:1.00 for each fiscal quarter ending prior to June 30, 2021, (ii) 5.50:1.00 for each fiscal quarter ending after June 30, 2021 and on or prior to September 30, 2022 and (iii) 5.00:1:00 for each fiscal quarter ending thereafter.  The RPA has a scheduled termination date which is the earlier of (i) June 11, 2024 and (ii) the date that is 90 days prior to the maturity of the indebtedness incurred under Ortho and Ortho-Clinical Diagnostic S.A.’s senior secured credit facilities.

The proceeds of the RPA were used, in part, to pay off the Credit and Servicing Agreement, dated as of September 23, 2016, by and among the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent.

The foregoing description of the RPA does not purport to be complete and is qualified in its entirety by the complete text of the RPA which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements reflect, among other things, our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. Therefore, any statements contained herein that are not statements of historical fact may be forward-looking statements and should be evaluated as such. Without limiting the foregoing, the words as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,”

“forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Factors that might materially affect such forward looking statements include: the ongoing global coronavirus (COVID-19) pandemic; increased competition; manufacturing problems or delays or failure to develop and market new or enhanced products or services; adverse developments in global market, economic and political conditions; our ability to obtain additional capital on commercially reasonable terms may be limited or non-existent; our inability to implement our strategies for improving growth or to realize the anticipated benefits of any acquisitions and divestitures, including as a result of difficulties integrating acquired businesses with, or disposing of divested businesses from, our current operations; a need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets; our ability to operate according to our business strategy should our collaboration partners fail to fulfill their obligations; risk that the insurance we will maintain may not fully cover all potential exposures; product recalls or negative publicity may harm our reputation or market acceptance of our products; decreases in the number of surgical procedures performed, and the resulting decrease in blood demand; fluctuations in our cash flows as a result of our reagent rental model; terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations; the outcome of legal proceedings instituted against us and/or others; risks associated with our non-U.S. operations, including currency translation risks, the impact of possible new tariffs and compliance with applicable trade embargoes; the effect of the United Kingdom’s withdrawal from the European Union; our inability to deliver products and services that meet customers’ needs and expectations; failure to maintain a high level of confidence in our products; significant changes in the healthcare industry and related industries that we serve, in an effort to reduce costs; reductions in government funding and reimbursement to our customers; price increases or interruptions in the supply of raw materials, components for our products, and products and services provided to us by certain key suppliers and manufacturers; our ability to recruit and retain the experienced and skilled personnel we need to compete; work stoppages, union negotiations, labor disputes and other matters associated with our labor force; consolidation of our customer base and the formation of group purchasing organizations; unexpected payments to any pension plans applicable to our employees; our inability to obtain required clearances or approvals for our products; failure to comply with applicable regulations, which may result in significant costs or the suspension or withdrawal of previously obtained clearances or approvals; the inability of government agencies to hire, retain or deploy personnel or otherwise prevent new or modified products from being developed, cleared or approved or commercialized in a timely manner; disruptions resulting from former President Trump’s invocation of the Defense Production Act; our inability to maintain our data management and information technology systems; data corruption, cyber-based attacks, security breaches and privacy violations; our inability to protect and enforce our intellectual property rights or defend against intellectual property infringement suits against us by third parties; risks related to changes in income tax laws and regulations; risks related to our substantial indebtedness; our ability to generate cash flow to service our substantial debt obligations; and risks related to the ownership of our ordinary shares, including the fact that we are a “controlled company” within the meaning of the corporate governance standards of Nasdaq. Unless legally required, we assume no obligation to update any such forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Receivables purchase agreement, dated as of June 11, 2021, by and among Ortho-Clinical Diagnostics FinanceCo I, LLC, as seller, Ortho-Clinical Diagnostics, Inc., as master servicer, Wells Fargo Bank, N.A., as administrative agent, and certain purchasers party thereto.[1]

[1]

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortho Clinical Diagnostics Holdings plc

Date: June 15, 2021	By:/s/ Joseph M. Busky
Name:	Joseph M. Busky
Title:	Chief Financial Officer